Exhibit 99.1

NEWS RELEASE

Trinity Industries, Inc. Announces Completion of Sale of Highway Products Business and its Use of Proceeds

DALLAS – December 31, 2021– Trinity Industries, Inc. (NYSE:TRN) (“Trinity” or the “Company”) announced today the completion of the previously announced sale of its highway products business for $375 million in cash subject to certain adjustments based on levels of cash, debt, and working capital at closing and for certain other items. The highway products business was sold to Rush Hour Intermediate II, LLC, an entity owned by an affiliated investment fund of Monomoy Capital Partners. In conjunction with the closing, the Company announced its plans regarding the proceeds from the sale as described below.
The Company announced its intent to repurchase $250 million of its $0.01 par value common stock (“Common Stock”), representing 8.78 million shares, from ValueAct Capital Master Fund, L.P. (“ValueAct”) today, reducing ValueAct’s ownership to approximately 3.87 million shares. The shares will be repurchased from ValueAct at a price of $28.49 per share, representing a 3.5% discount from the closing price for a share of Common Stock on the New York Stock Exchange on December 30, 2021. The repurchase from ValueAct is separate from, and does not reduce the authorized amount remaining under, the Company’s existing $250 million share repurchase program approved by its Board of Directors in September 2021 (the “Existing Program”).
The Company also announced its intention to enter into an Accelerated Share Repurchase (“ASR”) program with JPMorgan Chase Bank, National Association to repurchase $125 million of Common Stock under the Existing Program. Under the anticipated terms of the ASR, Trinity will receive an initial delivery of shares representing approximately 80% of the notional amount of the ASR, with the specific amount of shares to be based on the closing price for a share of Common Stock on December 31, 2021. The final number of shares to be repurchased under the ASR will be based on the average of Trinity’s daily volume-weighted average stock price, less a discount, during the term of the ASR program, which is expected to be completed by the third quarter of 2022. The ASR program is expected to commence on Monday, January 3, 2022. Approximately $73 million of the Existing Program will remain after the completion of the ASR.
“I again want to thank our dedicated highway employees for their hard work at Trinity and wish them success under their new ownership,” said Jean Savage, Trinity’s Chief Executive Officer and President. “Today’s announcements reinforce our Company’s stated goals of optimizing our capital structure and our business, while also creating substantial value for our shareholders.”
Beginning in the fourth quarter of 2021, the Company will report the results of its highway products business, including the gain on the sale, as part of discontinued operations.

About Trinity Industries
Trinity Industries, Inc., headquartered in Dallas, Texas, owns businesses that are leading providers of rail transportation products and services in North America. Our rail-related businesses market their railcar products and services under the trade name TrinityRail®. The TrinityRail platform provides railcar leasing and management services, as well as railcar manufacturing, maintenance and modifications. Trinity reports its financial results in two principal business segments: the Railcar Leasing and Management Services Group and the Rail Products Group. For more information, visit: www.trin.net.

Some statements in this News Release, which are not historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements about Trinity's estimates, expectations, beliefs, intentions or strategies for the future, including the expected closing of the transaction.  The assumptions underlying these forward-looking statements include, but are not limited to, future financial and operating performance, future opportunities and any other statements regarding events or developments that Trinity believes or anticipates will or may occur in the future, including the potential financial and operational impacts of the COVID-19 pandemic. Trinity uses the words “anticipates,” “assumes,” “believes,” “estimates,” “expects,” “intends,” “forecasts,” “may,” “will,” “should,” “guidance,” “projected,” “outlook,” and similar expressions to identify these forward-looking statements. Forward-looking statements speak only as of the date of this release, and Trinity expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Trinity’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based, except as required by federal securities laws. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from historical experience or present expectations, including but not limited to risks and uncertainties regarding economic, competitive, governmental, and technological factors affecting Trinity’s operations, markets, products, services and prices, and such forward-looking statements are not guarantees of future performance.  In particular, the ASR has not yet been entered into, and there are no assurances that the ASR will be completed when expected or at all.  For a discussion of risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” and “Forward-Looking Statements” in Trinity’s Annual Report on Form 10-K for the most recent fiscal year, as may be revised and updated by Trinity’s Quarterly Reports on Form 10-Q, and Trinity’s Current Reports on Form 8-K.

Investor Contact:
Leigh Anne Mann
Vice President, Investor Relations
Trinity Industries, Inc.
(Investors) 214/631-4420

Media Contact:
Jack L. Todd
Vice President, Public Affairs
Trinity Industries, Inc.
(Media Line) 214/589-8909

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